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                                 EXHIBIT 10.1

                            FOURTEENTH AMENDMENT TO

                    THE UTILITY EMPLOYEES' RETIREMENT PLAN

          The Utility Employees' Retirement Plan (the "Plan") was established on December 30, 1957, effective as of December 31, 1957, by Suburban Water Systems, a California corporation, as a mandatory contributory money purchase plan and trust for the exclusive benefit of participating employees of Suburban Water Systems. It was amended on November 12, 1958, December 21, 1959, April 20, 1960, April 26, 1968 and October 10, 1968. The Sixth Amendment to the Plan, effective December 31, 1972, restated the Plan and converted it into a non-contributory defined benefit pension plan. The Plan has since been amended on December 22, 1976, June 10, 1978, June 25, 1979, twice on March 26, 1986, by a
"model amendment" adopted on October 20, 1989, and on December 11, 1990.

          The Plan has been adopted by Southwest Water Company, Suburban Water Systems, New Mexico Utilities, Inc. and East Pasadena Water Co.

          In order to comply with amendments to the Internal Revenue Code through the Omnibus Budget Reconciliation Act of 1993 and to make certain changes requested by the Internal Revenue Service, this Fourteenth Amendment to the Plan has been adopted the December 12, 1996 meeting of the Board of Directors of Southwest Water Company effective as of the dates set forth herein.

          1. Effective as of December 31, 1989, Section 1.12 of the Plan is hereby amended to add the following at the end thereof:

               (c) Notwithstanding subsection (a), if for any Plan Year, a Participant is described in subsection (b), or is a member of the "family" (as defined in Code Section 414(q)(6), as modified by Code Section 401(a)(17)) of a Participant described in subsection (b), the "Compensation" of such Participant for such Plan Year shall be determined under subsection (a) by reducing the applicable limitation under Code
     Section 401(a)(17) to the proportion that such Participant's "Compensation" (determined under subsection (a) without regard to the limitation under Code Section 401(a)(17)) comprises of the total "Compensation" (determined under subsection (a) without regard to the limitation under Code Section 401(a)(17)) of the Participant described in subsection (b) and all Participants who are members of the "family" (as defined in Code Section 414(q)(6), as modified by Code Section 401(a)(17)) of the Participant described in subsection (b).
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          2.   Effective as of December 31, 1987, subsection 4.6(a) of the Plan is hereby amended to read in its entirety as follows:

               (a) Each Participant who incurs a Separation from the Service after he completes five Years of Vesting Service or attains age 65 shall be entitled to a Vested Retirement Benefit; provided, however, that a Participant who was an Employee on October 31, 1990 shall become entitled to a Vested Retirement Benefit upon his sixtieth birthday, if that occurs before his completion of five Years of Vesting Service.

          3. Effective as of December 31, 1987, paragraph 4.7(a)(iii) of the Plan is hereby amended to read in its entirety as follows:

                    (iii) the then present value of such Benefit as determined under Section 1.3(a)(i)b or c is more than $3,500.
                                  -    -

          4. Effective as of December 31, 1987, subsection 4.9(b) of the Plan is hereby amended to add the following at the end thereof:

     Notwithstanding the foregoing, the Survivor Annuity shall commence not later than the date on which the Participant or Former Participant would have attained age 70 1/2.

          5.   Effective as of December 31, 1987, the last line of subsection
4.10 of the Plan is hereby amended to read as follows: "Sections 4.3, 4.5, 4.7, 4.8, or 4.9, as the case may be."

          6. Effective as of December 31, 1987, paragraph 4.12(a)(iii) of the Plan is hereby amended to read in its entirety as follows:

                    (iii) the maximum allowed under Code Section 415 (taking into account the annual Benefit under this Plan and the annual benefits under all other defined benefit plans (whether or not terminated) of a Company or a Company Affiliate, and utilizing the adjustments to the "defined contribution fraction" allowed by Section 1106(i)(4) of the Tax Reform Act of 1986 and Code Section 415(e)).

          7. Effective as of December 31, 1987, subsection 4.12(c) of the Plan is hereby amended to read in its entirety as follows:

               (c) If the annual Benefit of a Participant under this Plan and the annual benefits under all other defined benefit plans (whether or not terminated) of a Company or a Company Affiliate is not in excess of $10,000 for the Plan Year in question or any prior Plan Year, and such Company and any Company Affiliates
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     have not at any time maintained a defined contribution plan in which such
     Participant participated, the provisions of subsection (a) shall not apply.

          8. Effective as of December 31, 1987, subsection 4.12(d) of the Plan is hereby amended to read in its entirety as follows:

                    (d)(i) For any Participant with less than ten years of participation in the Plan, within the meaning of Code Section 415(b)(5)(A), the limitation referred to in paragraph (a)(i) shall be multiplied by fraction, the numerator of which is the number of years (or a portion thereof) of participation, and the denominator of which is ten.

                    (ii) For any Participant with less than ten years of service, within the meaning of Code Section 415(b)(5)(B), the limitation referred to in paragraph (a)(ii) and subsection (c) shall be multiplied by fraction, the numerator of which is the number of years (or a portion thereof) of service, and the denominator of which is ten.

                    (iii) Notwithstanding paragraphs (i) and (ii), the limitations referred to in paragraphs (a)(i) and (a)(ii) and subsection (c) shall not be reduced to less than one tenth of the amount of such limitation, determined without regard to this subsection.

          9. Effective as of December 31, 1987, paragraph 6.1(b)(ii) of the Plan is hereby amended to read in its entirety as follows:

                    (ii) "Determination Date" shall mean, with respect to any Plan Year, the first day of the preceding Plan Year, or in the case of the first Plan Year, the last day of the Plan Year.

          10. Effective as of December 31, 1987, paragraph 6.1(b)(vi) of the Plan is hereby amended to add the following at the end thereof:

          The accrued Benefit of any Non-Key Employee for purposes of this paragraph (vi) shall be determined in accordance with Code Section 416(g)(4)(F). For purposes of determining the Actuarial Equivalents of the accrued Benefits under this paragraph (vi), proportional subsidies shall be disregarded, and non-proportional subsidies shall be taken into account, in accordance with Treas. Reg. Section 1.416-1 T-26 and T-27.

          11. Effective as of December 31, 1994 Section 8.3 of the Plan is hereby amended to read in its entirety as follows:

               Section 7.3 - Limitation on Certain Distributions
               -----------   -----------------------------------
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               (a)  In the event of the termination of the Plan, the Benefit of any Participant or Former Participant who is or was a "highly compensated employee", within the meaning of Code Section 414(q), shall not exceed the Benefit that is nondiscriminatory under Code Section 401(a)(4) and the Treasury Regulations thereunder.

               (b) In any Plan Year, the Benefit payments to or on behalf of any Participant or Former Participant who is or was a "highly compensated employee", within the meaning of Code Section 414(q), and who, in such Plan Year, is a member of the group of 25 such Participants and Former Participants whose Compensation in such Plan Year or a prior Plan Year is highest shall be limited to the maximum amount permitted under Treas. Reg.
     Section 1.401(a)(4)-5(b)(3)(i)(A) and (B), except as provided in subsection
     (c).

               (c)  The restrictions of subsection (b) shall not apply if

                    (i) after all Benefits are paid to the Participant or Former Participant, the value of Plan assets is at least 110% of the value of the current liabilities (as determined under Treas. Reg.
          Section 1.401(a)(4)-5(b)(3)(iv)(A) and (v)) of the Plan, or

                    (ii) the value of the Benefits payable to the Participant or Former Participant is less than a  1% of the value of the current liabilities (as
                              -
               determined as provided in paragraph (i)) of the Plan before distribution, or

                              b  $3,500.
                              -

          12.  The Plan is hereby amended as follows:

                    In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction,
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          the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                    For plan years beginning on of after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                    If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                    Unless otherwise provided under the plan, each section 401(a)(17) employee's accrued benefit under this plan will be the greater of the accrued benefit determined for the employee under 1 or 2 below:

                    1. the employee's accrued benefit determined with respect to the benefit formula applicable for the plan year beginning on or after January 1, 1994, as applied to the employee's total years of service taken into account under the plan for purposes of benefit accruals, or

                    2.   the sum of:

                         (a) the employee's accrued benefit as of the last day of the last plan year beginning before January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the regulations, and

                         (b) the employee's accrued benefit determined under the benefit formula applicable for the plan year beginning on or after January 1, 1994, as applied to the employee's years of service credited to the employee for plan years beginning on or after January 1, 1994, for purposes of benefit accruals.

                    A section 401(a)(17) employee means an employee whose current accrued benefit as of a date on or after the first day of the first plan year beginning on or after January 1, 1994, is based on compensation for a year beginning prior to the first day of the first plan year beginning on or after January 1, 1994, that exceeded $150,000.
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          13.  The Plan is hereby amended to add the following:

                    Section 1. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                    Section 2.  Definitions.

                    Section 2.1. Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more, any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    Section 2.2. Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                    Section 2.3. Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                    Section 2.4. Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.
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          As adopted by the Board of Directors of the Company on December 12,
1996 at West Covina, California.

                                        SOUTHWEST WATER COMPANY

                                        By  /s/ Peter J. Moerbeek
                                            -----------------------------
                                            Peter J. Moerbeek
                                            Vice President Finance
                                            Chief Financial Officer
                                            Secretary